SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the
                    Securities Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[x]Preliminary Proxy Statement
[ ]Confidential, for use of the Commission Only (as permitted by
           Rule 14a-6(e)(2))
[ ]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]soliciting Material Pursuant to 240.14a-11c or 240.14a-12

                        Drovers Bancshares Corporation
                (Name of Registrant as Specified in its Charter)


  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]No fee required
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
   (1) title of each class of securities to which transactions applies:

   _______________________________________________________________________


(2) Aggregate number of securities to which transaction applies:

   _______________________________________________________________________
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   (4) Proposed maximum aggregate value of transaction:

   _______________________________________________________________________
   (5) Total Fee paid:

   _______________________________________________________________________
[ ]Fee paid previously with preliminary materials.
[ ]Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing registrant statement number, or the Form or Schedule and the date of its filing.
   (1) Amount Previously Paid:
   _______________________________________________________________________
   (2) Form, Schedule or Registration Statement No.:
   _______________________________________________________________________
   (3) Filing Party:
   _______________________________________________________________________
   (4) Date Filed:
   _______________________________________________________________________

(Amended by Sec Act Rel No. 7331; Exch Act Rel 37692, eff. 10/7/96.)

TABLE OF CONTENTS

Presidents Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Share Ownership of Certain Beneficial Owners . . . . . . . . . . . . .  4

Proposal 1
Election of Directors  . . . . . . . . . . . . . . . . . . . . . . . .  4

Additional Information . . . . . . . . . . . . . . . . . . . . . . . .  8
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . .  8
Options/SAR Grants and Exercises and Fiscal Year-end Values  . . . . . 10
Report on Executive Compensation . . . . . . . . . . . . . . . . . . . 13
Performance Graph  . . . . . . . . . . . . . . . . . . . . . . . . . . 16

Proposal 2
To Approve an Amendment to Article Fifth of the Company's
  Articles of Incorporation  . . . . . . . . . . . . . . . . . . . . . 17

Proposal 3
To Approve the Company's 1999 Non-Employee Directors Stock Option Plan 18

Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21


Exhibit A
     1999 Non-Employee Directors Stock Option Plan . . . . . . . . . . A-1

Exhibit B
     Proxy Voting Card . . . . . . . . . . . . . . . . . . . . . . . . B-1

                        DROVERS BANCSHARES CORPORATION
                        ______________________________

                 30 SOUTH GEORGE STREET, YORK, PENNSYLVANIA 17401





                               April 23, 1999

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Drovers Bancshares Corporation to be held, Thursday, May 27, 1999, at 2:00 p.m. at the Research and Administrative Services Center of The Drovers & Mechanics Bank, 915 Indian Rock Dam Road, York, Pennsylvania 17403.

The notice of meeting and Proxy Statement that appear on the following pages contain information about the matters which are to be considered at the meeting.

To ensure that your shares are represented at the Annual Meeting, please review the material and complete, sign, date and return promptly the proxy card in the enclosed envelope. Every shareholder's vote is important, whether or not you are personally able to attend. If you attend the meeting and wish to vote in person, you must give written notice thereof to the Secretary of the Company so your proxy will be superseded by any ballot that you submit during the meeting.

                              Sincerely,

                              /s/A. Richard Pugh

                              A. Richard Pugh
                              Chairman of the Board
                              and President




























                        DROVERS BANCSHARES CORPORATION
                        ______________________________

               30 SOUTH GEORGE STREET, YORK, PENNSYLVANIA 17401





                                  NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 27, 1999



TO THE SHAREHOLDERS OF DROVERS BANCSHARES CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of DROVERS BANCSHARES CORPORATION (the "Company") will be held on Thursday, May 27, 1999, at 2:00 p.m. at the Research and Administrative Services Center of The Drovers & Mechanics Bank, 915 Indian Rock Dam Road, York,
Pennsylvania, 17403, for the following purposes:

1. To elect four (4) Directors for a four-year term expiring in 2003 and until their successors are elected and qualified. The nominees of the Company's Board of Directors are named in the accompanying Proxy
Statement.

2. To consider and approve an amendment to the Company's Articles of Incorporation which would eliminate the concept of par value as it relates to the Company's common stock.

3. To consider and ratify the adoption by the Board of Directors of the Company of the Drovers Bancshares Corporation 1999 Non-Employee Directors Stock Option Plan.

4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed March 24, 1999, as the record date for the meeting and only shareholders of record at the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

You are cordially invited to attend the meeting. In order to assure your representation at the meeting, please mark, sign, date and return your proxy as promptly as possible. An envelope which requires no postage if mailed in the United States is enclosed for this purpose. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Company.

                                 By Order of the Board of Directors

                                 /s/John D. Blecher

York, Pennsylvania               John D. Blecher
April 23, 1999                   Secretary






                      DROVERS BANCSHARES CORPORATION
          Proxy Statement for the Annual Meeting of Shareholders
                       To be Held on May 27, 1999

                            INTRODUCTION

This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors of DROVERS BANCSHARES CORPORATION (the "Company"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 27, 1999, at 2:00 p.m. at the Research and Administrative Services Center of The Drovers & Mechanics Bank, 915 Indian Rock Dam Road, York, Pennsylvania 17403. The expense of soliciting proxies will be borne by the Company. In addition to the use of the mails, certain officers and other employees of the Company may solicit proxies personally or by telephone but will receive no special compensation for performing this service. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and will reimburse them for their expenses.

A shareholder who returns a proxy may revoke the proxy at any time before it is voted only: (1) by giving written notice of revocation to John D. Blecher, Secretary, Drovers Bancshares Corporation at 30 South George Street, York, Pennsylvania 17401; (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Company; or (3) by voting in person after giving written notice to the Secretary of the Company.

This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Company on or about April 23, 1999.

Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the nominees named in the accompanying Proxy, For approval of the Company's 1999 Non-Employee Directors Stock Option Plan and For approval of an amendment to the Company's Articles of Incorporation to eliminate par value as it relates to the Company's common stock. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Company.

Only shareholders of record at the close of business on March 24, 1999, are entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 4,468,461 common shares of the Company outstanding. Each outstanding share is entitled to one vote on each matter presented at the Annual Meeting. Shareholders do not have the right to vote their shares cumulatively in the election of Directors. A majority of the outstanding common stock present in person or by proxy constitutes a quorum for the transaction of business at the Annual Meeting. In the case of the election of Directors, the nominees receiving the highest number of votes, up to the number of Directors to be elected, shall be elected to the Board of Directors. The affirmative vote of holders of a majority of the votes cast by shareholders in person or by proxy and entitled to vote at the Annual Meeting is required to approve the 1999 Non-Employee Directors Stock Option Plan and the amendment to the Company's Articles of Incorporation. Abstentions and broker non-votes will not constitute or be counted as votes for purposes of the Annual Meeting.

The Company's annual report for the year ended December 31, 1998, was previously mailed to shareholders of record. It is not to be regarded as proxy solicitation material.


               SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

There are no persons known to the Company who beneficially own more than five percent (5%) of the Company's outstanding common shares, except as disclosed in the following chart:

                                                            Percentage of
                                                             Outstanding
Name and Address                    Number of Shares        Common Stock
of Beneficial Owner                 Beneficially Owned 1       Owned

Gary A. Stewart                        176,518                  3.95
  910 Upland Road, York, PA 17403

Robert H. Stewart, Jr.                 141,506                  3.17
  RD #4, Spring Grove, PA 17362



1 Mr. Gary A. Stewart, Mr. Robert H. Stewart, Jr. and other members of the Stewart family have filed, as a group, a Schedule 13D, as amended, with the Securities and Exchange Commission. The Schedule 13D disclosed that, while no member of such group beneficially owns or has power to vote more than 5% of the Company's shares, as a group such persons may be deemed to beneficially own approximately 16.16% of the Company's issued and outstanding shares.

                                PROPOSAL 1

                          ELECTION OF DIRECTORS

At the Annual Meeting, four (4) Directors of the Company are to be elected, each Director to hold office for a four-year term expiring in 2003 and until his successor shall have been elected and qualified.
Shares represented by properly executed Proxies in the accompanying form will be voted for the nominees named below unless authority to vote is withheld by instructions. The persons receiving a plurality of the votes cast will be elected as Directors. The Board has no reason to believe any of the nominees will be unable to serve as a Director. In the event that any of the nominees is unable to accept nomination or election, any Proxy given pursuant to this solicitation will be voted in favor of such other persons as the management of the Company may recommend. The following table provides information as of March 24, 1999, concerning the nominees and continuing Directors, including their principal occupations during the past five years. All of the nominees are presently members of the Board of Directors of the Company. Each Director of the Company also serves as a Director of the Company's wholly-owned bank subsidiary, The Drovers & Mechanics Bank (the "Bank").


















Name and Principal                             Common Shares  Percent of
Occupation for Past                  Director  Beneficially   Total Shares
Five Years                      Age  Since 1   Owned 2        Outstanding

NOMINEES FOR A FOUR-YEAR TERM EXPIRING IN 2003:

D. John Sparler                 50     1984       14,391           *
Investments; formerly President, Treasurer and Chief Operating Officer, Yorktowne
Paper Mills, Inc. (Paperboard and
Paperboard Products) until September 1997

David C. McIntosh               70     1985        5,058 3         *
Retired, Formerly President, MCD
Technologies, Inc. until February 1998

Gary A. Stewart                 51     1996      176,518 4      3.95
Partner - Stewart Associates. Formerly
Chairman & CEO, Stewart & March, Inc.
Until January 1999 (General Contractors)

George W. Hodges                48     1994        4,183 5         *
President, The Wolf Organization, Inc.
(Distributors of Lumber & Building
Supplies)

TERMS EXPIRING IN 2000:

J. Samuel Gregory              68    1978     10,460              *
Chairman and CEO, AAA Southern
Pennsylvania (Insurance, Travel and
Member Services)

Daniel E. Hess                 67    1982     12,110              *
President, Hess Management, Inc.
(Management Consultant)

Herbert D. Lavetan             69    1979    126,585            2.83
Retired. Formerly Director, Lavetan &
Associates, Inc.(Postal, Business and
Communications Services)until January 1999

L. Doyle Ankrum                70    1979      8,138 6            *
Retired

Robert H. Stewart, Jr.         59    1987    141,506 4          3.17
President, York Building Products Co., Inc.
(Concrete Masonry Units, Crushed
Stone-Bituminous Concrete)


















Name and Principal                             Common Shares  Percent of
Occupation for Past                  Director  Beneficially   Total Shares
Five Years                    Age    Since     Owned          Outstanding

TERMS EXPIRING IN 2001:

Richard M. Linder               68    1976     14,941 7            *
Retired; formerly Chairman of the
Company and the Bank until March 1996

Frank Motter                    71    1975     44,517              *
Chairman of the Board & President
Motter Printing Press Co. (Web-Fed
Printing Equipment)

Robert L. Myers, Jr.            70    1968     34,274 9            *
President, John H. Myers & Son, Inc.
(Lumber & Building Supplies)

A. Richard Pugh                 58    1990     65,478 10        1.46
Chairman of the Board, President and
Chief Executive Officer of the Company
and the Bank; formerly President and
Chief Executive Officer of the Company
and the Bank until March 1996

TERMS EXPIRING IN 2002:

Harlowe R. Prindle
President, York Auto Parts Co.;  56   1993     25,944            *
Chairman & CEO, Shenk & Tittle
Management Co.

Basil A. Shorb, III
President, REH Holdings, Inc.    53   1993     98,423  11       2.20
(Holding Company Providing
Management Services to Five
Wholly Owned Subsidiaries Engaged
in Steel Fabrication, Highway Sign
Manufacturing and Specialty
Construction)

Delaine A. Toerper               55   1995      1,698              *
Self-Employed (Consulting Services)
Retired; formerly Executive Vice
President and Chief Operating
Officer of Tighe Industries, Inc.
(Manufacturers, Designers and Marketers
of Dance Costumes, Dance Apparel and
Gymnastic Apparel) until August 1996

James S. Wisotzkey               45   1997      1,575              *
President and Chief Operating Officer
The Maple Press Company (Printer)

All Directors and Executive Officers as a      857,230 12      19.18
Group (22)
_________________________________________________________________________









*     Less than 1%
1     Includes period served as Director of the Bank.
2 Except as otherwise noted, the person listed possesses sole voting and investment power or shares voting and investment power with their spouse.
3     Includes 162 shares held by his wife.
4     See footnote number 1 under Share Ownership of Certain Beneficial
      Owners.
5     Includes 3,657 shares owned by his wife.
6     Includes 6,229 shares owned by his wife.
7     Includes 387 shares owned by his wife.
8 Mr. Motter is a director of York Water Company (a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934).
9 Includes 4,766 shares owned by his wife and 17,226 shares held by the Elsbeth M. Myers Trust, of which he is a trustee sharing investment and voting authority.
10 Includes 10,506 shares held jointly with his wife, 165 shares owned by his children for which he is custodian and 52,429 shares Mr. Pugh has the right to acquire upon exercise of stock options granted pursuant to the Company's 1985 Incentive Stock Option Plan and 1995 Stock Option Plan.
11 Includes 31,545 shares owned by his wife, 9,186 shares owned by his son for which he is custodian, 9,172 shares owned by his son for which his wife is custodian and 44,395 shares held by Triple M Associates of which his wife is a partner sharing voting and investment authority.
12    Beneficial ownership is as of March 24, 1999.







































ADDITIONAL INFORMATION

During 1998 the Boards of Directors of the Bank and the Company met 12 and 10 times, respectively. The Company has no committees. The Bank has Executive, Audit, Nominating and Personnel Committees. Other Committees are appointed as necessary to conduct the business of the Bank.

The Executive Committee, which met 12 times in 1998 during intervals between meetings of the Board of Directors, may exercise the authority of the Board in the management of the Bank's business to the extent permitted by law. As of December 31, 1998, this committee's members were David C. McIntosh (Chairman), L. Doyle Ankrum, Daniel E. Hess, George W. Hodges, Frank Motter, Robert L. Myers, Jr., Harlowe R. Prindle, A. Richard Pugh and Gary A. Stewart.

The Audit Committee, which met 4 times in 1998, is responsible for recommending to the Board a firm of independent certified public accountants to conduct an annual audit of the books and accounts of the Company and its subsidiaries. The Board has adopted an Audit Committee Charter that designates the responsibilities of the Audit Committee in the areas of financial reporting, corporate governance and internal control. As of December 31, 1998, this committee's members were Basil A. Shorb,III, Chairman, L. Doyle Ankrum, Daniel E. Hess, Herbert D. Lavetan, D.
John Sparler, Robert H. Stewart, Jr., Delaine A. Toerper and James S.
Wisotzkey.

The Nominating Committee is responsible for recommending candidates for Board membership. Shareholder nominations will be considered if made in writing and delivered to the Company's principal office not later than the seventh day after the notice of meeting was mailed. Nominations must contain the same information about each candidate as is required to be contained in the Company's Proxy Statement about management's candidates, the name and address of the notifying shareholder and the number of shares of the Company owned by the notifying shareholder. The committee met 1 time in 1998. As of December 31, 1998, this committee's members were J. Samuel Gregory (Chairman), George W. Hodges, Herbert D. Lavetan, Frank Motter, A. Richard Pugh, Basil A. Shorb, III, D. John Sparler and Delaine
A. Toerper.

The Personnel Committee, which met 4 times in 1998, is responsible for serving in an advisory and consulting capacity to management in the development, implementation and/or assessment of personnel policies, employee benefit issues, organizational and succession planning and compensation and benefit programs. The committee reviews and recommends for Board approval the election of Senior Vice Presidents and above, and compensation for Senior Vice Presidents and above. As of December 31, 1998, this committee's members were George W. Hodges (Chairman), L. Doyle Ankrum, Frank Motter, Robert L. Myers, Jr., Harlowe R. Prindle and A. Richard Pugh.

During 1998, all of the Directors of the Bank and of the Company attended at least 75% of the aggregate of all meetings of the respective Boards and committees on which they served.

                         EXECUTIVE COMPENSATION

Company officers, all of whom are also officers of the Bank, do not receive compensation from the Company. The following table shows information concerning the annual compensation paid by the Bank for services in all capacities to the Company and the Bank for the fiscal







years ended December 31, 1998, 1997 and 1996 of those persons who were, at December 31, 1998, Chairman, President and Chief Executive Officer and other executive officers of the Company or the Bank who received a total annual salary and bonus exceeding $100,000 in 1998.

                        Annual Compensation                    Long-Term Compensation
                                                             Awards                 Payouts

                                                   Other                                     All
Name                                               Annual  Restricted Securities            Other
And                                                Compen-   Stock    Underlying   LTIP    Compen-
Principal                      Salary    Bonus     Sation    Awards      SARs    Payouts   sation
Position                 Year    ($)      ($)      ($) 1      ($)        (#) 2      ($)     ($) 3
A. Richard Pugh,         1998  225,000   91,855      -         -          5,690      -       4,800
Chairman,                1997  210,000   56,224      -         -         10,238      -       2,375
President and CEO        1996  200,000   22,000      -         -          9,845      -       2,250

Debra A. Goodling        1998  112,000   45,928      -         -          2,846      -       4,203
Executive Vice           1997  107,000   28,112      -         -          4,095      -       1,409
President                1996   97,000   10,670      -         -          4,529      -       1,014

Michael J. Groft         1998  112,000   45,928      -         -          2,846      -       1,475
Executive Vice           1997  107,000   28,112      -         -          4,095      -         562
President                1996   97,000   10,670      -         -          4,529      -         531

Shawn A. Stine           1998   92,000   30,081      -         -          1,851      -       3,326
Executive Vice           1997     -      -           -         -          -          -        -
President 4              1996     -      -           -         -          -          -        -

George L.F. Guyer, Jr.   1998   79,000   39,739      -         -          1,391      -       2,924
Senior Vice              1997     -         -        -         -          -          -        -
President 4              1996     -         -        -         -          -          -        -





1 Perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of total annual salary and bonus are excluded.
2 Includes effect of a 25% dividend in the form of a 5 for 4 stock split issued in August of 1996, a 5% stock dividend issued in November of 1997 and a 3 for 2 stock split issued in May 1998.
3 Amounts shown represent contributions by the Bank to the Bank's Salary
  Deferral Plan, described in page 11 of this Proxy Statement.
4 No disclosure is made for these years because total annual salary plus bonus did not exceed $100,000.



















         OPTIONS/SAR GRANTS AND EXERCISES AND FISCAL YEAR-END VALUES

Shown below is information with respect to options granted in 1998 pursuant to the Company's 1995 Stock Option Plan to the named executive officers.

OPTION GRANTS IN LAST FISCAL YEAR

                                Individual Grants
                                      Percent of
                         Number of      Total                                Grant
                        Securities   Options/SARs                            Date
                        Underlying    Granted to  Exercise or               Present
                       Options/SARs  Employees in  Base price  Expiration    Value
          Name            Granted    Fiscal Year   ($/Share) 1    Date       ($) 2
A. Richard Pugh,
Chairman,                    5,690           24%       $25.00    2/13/08     $37,854
President and CEO
Debra A. Goodling
Executive Vice               2,846           12%       $25.00    2/13/08     $18,932
President
Michael J. Groft
Executive Vice               2,846           12%       $25.00    2/13/08     $18,932
President
Shawn A. Stine
Executive Vice               1,851            8%       $25.00    2/13/08     $12,315
President
George L.F. Guyer, Jr.
Senior Vice                  1,391            6%       $25.00    2/13/08      $8,772
President


1 Includes effect of a 3 for 2 stock split issued in May 1998.
2 The Company uses the Black-Scholes Option Pricing Model to determine the grant date value. The grant date value of options granted in 1998 was $9.98 per option. The following assumptions were used: risk free interest rate of 5.6%; expected life of 9.0 years; expected volatility of 15.4%; expected dividends of 1.6%.


























Shown below is information concerning the exercise of options during 1998 and unexercised options held as of the end of 1998 by the named executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                              Number of Securities     Value of Unexercised
                        Shares               Underlying Unexercised        in-the-money
                       Acquired   Value     Options/SARs at Fiscal   Options/SARs at Fiscal
                     On Exercise Realized         Year-end (#)              Year-End ($)
         Name            (#)     ($)     Exercisable/Unexercisable1 Exercisable/Unexercisable
A. Richard Pugh,
Chairman,                10,000  $204,550              44,660/2,845              $475,113/$0
President and CEO
Debra A. Goodling
Executive Vice                0       $0               15,735/1,423               147,968/$0
President
Michael J. Groft
Executive Vice                0       $0               15,735/1,423              $147,968/$0
President
Shawn A. Stine
Executive Vice                0       $0                  8,427/660               $61,325/$0
President
George L.F. Guyer, Jr
Senior Vice               4,004  $58,062                  6,409/926               $76,414/$0
President

1 Includes effect of all stock dividends and stock splits paid since
August 1993.

Change in Control Agreements

The Company and the Bank have entered into a Change in Control Agreement with Mr. Pugh, Ms. Goodling, Mr. Groft and Mr. Stine. The Agreements generally provide that in the event of the termination of the executive officer's employment (other than for cause) with the Company or the Bank under certain circumstances following a change in control of the Company or the Bank, the executive officers will be entitled to additional compensation. A "change in control" is defined to include an acquisition of 25% or more of the outstanding voting securities of the Company or the Bank; a merger or consolidation of the Company or the Bank if, as a result of the transaction, less than 75% of the voting securities of the surviving corporation are owned by the former shareholders of the Company or the Bank, other than affiliates of any party to the merger or consolidation; a sale of substantially all of the assets of the Company or a change in a majority of the Directors of the Company or the Bank during any two-year period. Mr. Pugh's Agreement provides for the continued payment of Mr. Pugh's full compensation for three years (subject to reduction by one-half of the amount of any base annual salary from any new employment); a lump sum payment of 40% of his annual salary at the time of termination; continuation of benefits for up to three years; continuation of benefits under the Supplemental Retirement Plan described under Pension Plan; and an acceleration of the right to exercise his current options under the Company's Stock Option Plans. The Agreement with each of Messrs. Groft and Stine and Ms. Goodling provides for the continued payment of the respective executive officer's full compensation for 18 months (subject to reduction by one-half of the amount of any Form W-2 income from any new employment); continuation of benefits for up to 18 11 months; and an acceleration of the right to exercise current options held by the respective executive officer under the Company's Stock Option Plans.

Pension Plan

The Bank maintains a qualified pension plan covering all full-time employees of the Bank who are at least 21 years of age and who have completed one year of service with the Bank. Participants become fully vested in the plan after 5 years of service. Each participant in the plan is entitled to a monthly benefit commencing at the participant's normal retirement date, assuming the participant has attained at least age 65 and has completed five years of participation, and continuing for life, with payments guaranteed for the first 120 months. Benefit amounts for a fully-vested participant equal 33% of the participant's average monthly pay if the participant has 15 or more years of service, plus 0.58% of average monthly pay in excess of the Social Security integration level as outlined in Table I Covered Compensation multiplied by years of service at normal retirement up to a maximum of 25 years. Average monthly pay is based upon the 5 plan years preceding the normal retirement date. The Bank's contributions to the pension plan are determined on an actuarial basis for all participants.

The following chart illustrates the estimated annual benefits payable upon retirement to persons in specified salary and service classifications, assuming retirement at age 65 during 1999. For this purpose, the Social Security integration level assumed is $23,060.


    Final       Annual Retirement Benefit For
   Average        Years of Service Indicated
 Compensation  15 Years   25 Years   35 Years

$     75,000   $ 28,399   $ 30,831   $ 30,831
     100,000     38,824     42,706     42,706
     125,000     49,249     54,581     54,581
     150,000     59,674     66,456     66,456
     175,000     63,844     71,206     71,206
     200,000     63,844     71,206     71,206
     225,000     63,844     71,206     71,206



The Omnibus Budget Reconciliation Act of 1993 (OBRA '93) has placed the limit on compensation which may be taken into account under a defined benefit plan reducing it from $235,840 in 1993 to $150,000 beginning in 1994. The new limit increases with inflation, only when inflation permits a full $10,000 increase. As of 1998, this limit increased to $160,000. Only accruals after 1993 will be affected by the compensation limit.

As of December 31, 1998, A. Richard Pugh, Debra A. Goodling, Michael J. Groft, Shawn A. Stine and George L.F. Guyer, Jr. were credited with 17 years, 22 years, 21 years, 7 years and 34 years of service, respectively.

The Bank adopted a Supplemental Retirement Plan for Mr. Pugh on January 1, 1995. Pursuant to this Plan, Mr. Pugh will be entitled to receive payments, which, when added to his pension under the Bank's pension plan and primary Social Security amount, increase his pension benefits to 65% of his highest annual average compensation in three of his last five years as an employee of the Bank.



Salary Deferral Plan

The Bank has a Salary Deferral Plan ("Plan") for employees who have completed one year of service, attained the age of 21 and receive eligible credit for each year of service in which they complete at least 1,000 hours. Eligible employees are permitted to make, by means of payroll deductions, annual contributions up to the annual maximum of their gross compensation as determined from time to time by Internal Revenue Service regulations. These contributions constitute a salary reduction for Federal income tax purposes until distribution from the Plan. The Bank contributes an amount equal to 50% of the first 6% of these contributions allocated to each participating employee in proportion to their contribution. The amount of contribution made by the Bank is fully vested in each participating employee. All contributions are invested in either a principal stabilization fund, fixed income fund or equity fund as directed by the participant. Investment earnings and Bank contributions are not subject to federal income tax until distributed to the participant. The benefits are generally payable following retirement, disability, death, hardship or termination of employment; however, in the event of a voluntary withdrawal for hardship, the amount is limited to the amount of voluntary employee contributions to date. The Bank's matching contributions for executive officers are included in the Summary Compensation Table.

Compensation Committee Interlocks and Insider Participants. There are no interlocks between officers of the Company and compensation committees and boards of directors of other companies with which the Directors of the Company are affiliated. Likewise, the outside Directors on the Personnel Committee of the Bank have no interlocking relationships with Company executives. As noted below, the Personnel Committee of the Bank is responsible for making recommendations to the Board with respect to the Bank's executive compensation programs. Mr. Pugh, the Chairman, President and Chief Executive Officer of the Company and Bank, also is a member of the Personnel Committee and the Board. While Mr. Pugh participated in Committee and Board decisions regarding the compensation of subordinate executive officers, he did not participate in any Committee or Board Meetings regarding his own compensation.

                    REPORT ON EXECUTIVE COMPENSATION

The Company does not have a Compensation Committee. The Personnel Committee of the Bank, composed of outside Directors and Mr. A. Richard Pugh, the Company's Chairman, Chief Executive Officer and President, conducts a full review each year of the executive compensation programs. The Committee is responsible for making recommendations to the Board with respect to the Bank's executive compensation programs. The Committee meets without Mr. Pugh present to evaluate his performance under the executive compensation program and reports on that evaluation to the full Board. With regard to the other executive officers, the Committee considers Mr. Pugh's recommendations before making final recommendations to the full Board.

The Bank's executive compensation program has three main components:

Base Salary. Base salaries for executive officers are determined by evaluating the responsibilities of the position, the experience of the individual, the financial results of the Company and by reference to the competitive marketplace. Base salary adjustments are considered by the Committee on an annual basis. The base salary increases in 1998 over amounts determined in 1997 averaged approximately 5.5%, which included adjustments reflecting increases in responsibilities of several executive officers. To arrive at the average annual increase of base salaries, the Committee considers the following three factors (i) the Committee conducts a survey of certain South Central Pennsylvania banks to determine the average increase in base salaries expected by such banks for the upcoming year; (ii) the Company's employee benefit consultant provides an average

annual increase of base salaries expected by banks of similar asset size on a regional level; and (iii) the Committee determines the amount of increase which will be feasible in terms of the Company's budget.
In general, specific individual performance is weighted more heavily than corporate performance in determining base salaries of senior management. However, as responsibility increases, more emphasis is placed on corporate performance in setting an individual's base salary. For this purpose, corporate performance is measured using a number of factors, such as achievement of various budget goals, growth of the institution and peer group comparisons.

Annual Incentive Bonus. The annual incentive bonus program was designed to support and promote the pursuit of the Bank's organizational objectives and financial goals as defined in the Company's strategic and financial plans. The program provides for the payment of an annual cash bonus to executive and certain key officers. The program is based on the Company's return on equity. Bonuses are paid only to executive officers if the targeted return on equity is achieved. In addition, other factors are considered, such as: most recent CAMELS rating; most recent CRA rating and the Company's leverage ratio. Assuming the target threshold is achieved, the bonus paid is determined by a percentage of net income and is allocated to each participant based upon a formula which considers level of responsibility and industry practices.

Stock Options. Incentive compensation opportunities are available to executives in positions with significant responsibilities and impact on long-term performance in the form of stock options under the Company's Stock Option Plans. The Personnel Committee believes that stock option grants are an effective way to align the interests of the Company's executives with its shareholders by making a portion of an optionee's compensation dependent upon the long-term performance of the Company's stock. Options are granted to officers with the title Vice President and above. In determining the number of options granted in 1998, the Committee considered information available to it regarding options granted by other public companies, and in particular, banking institutions. The Committee has followed a policy to date of providing that only 50% of options granted are exercisable immediately. The Committee uses both objective and subjective methods of determining the amount of shares subject to future grants. Thus, it may consider such factors as the potential realizable value of particular options based on an assumed rate of appreciation in the price of the Company's stock, a desired level of ownership in the Company based on assumed rate of appreciation in the price of the Company's stock, a desired level of ownership in the Company based on position in the Company, formula grants and individual performance. Stock option grants made to executive officers during fiscal year 1998 are included in the Option Grant Table.

Chief Executive Officer Compensation. The Company and its Chief Executive Officer have not entered into an employment agreement. Thus, the factors involved in establishing a compensation package for the Company's Chief Executive Officer are similar to those noted above for all executives. However, the value of the Chief Executive Officer's compensation is more closely tied to corporate performance and the long-term performance of the Company's stock. Specifically, the Chief Executive Officer's compensation is determined as follows:

Base Salary. In 1998 the Committee emphasized the Company's achievement of its corporate performance goals and the responsibilities of Mr. Pugh as Chairman of the Board and Chief Executive Officer. Mr. Pugh's year-end base salary for 1998 was $225,000 which reflects an approximate 7% increase in year-end base salary over 1997.

Annual Incentive Bonus. The Committee calculates Mr. Pugh's annual incentive bonus in accordance with the formula set forth above. Thus, Mr. Pugh receives such compensation only if the Company's return on


equity and other criteria as set forth above are met. Mr. Pugh's annual incentive bonus earned in 1998 was $91,855.

Stock Options. Stock options are an important portion of the Chief Executive Officer's overall compensation package, particularly given the policy-making function of such position. The Committee believes linking a portion of the Chief Executive Officer's compensation to the long-term performance of the Company's stock encourages such officer to pursue policies which enhance long-term shareholder value. In 1998, 1997 and 1996, Mr. Pugh received stock options to purchase 5,690, 10,230 shares and 9,845 shares, respectively. The stock options granted represented 24%, 27% and 26% of all stock options granted in 1998, 1997 and 1996, respectively.

       Personnel Committee:
            George W. Hodges, Chairman
            L. Doyle Ankrum
            Frank Motter
            Robert L. Myers, Jr.
            Harlowe R. Prindle
            A. Richard Pugh













































                           PERFORMANCE GRAPH

The following graph compares the yearly change in the cumulative total shareholder return on the Company's common stock against the cumulative total return on the S&P 500 Stock Index and the Nasdaq Bank Index for the period of five fiscal years commencing January 1, 1994, and ended December 31, 1998. The Company joined Nasdaq in June 1998. In prior years, the Company used a peer group of similar size banks instead of the Nasdaq Bank Index. The results of that peer group are also included for comparative purposes. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                           1993    1994    1995    1996    1997    1998
Drovers Bancshares Corp   100.00  104.86  129.00  143.60  251.66  277.44
Nasdaq Bank Index         100.00  104.56  151.42  191.02  312.48  275.70
S&P 500 Index             100.00   99.26  139.31  171.21  228.26  293.36
Peer  Group Index         100.00  114.19  130.63  146.68  203.74  236.11

The peer group for which information appears above includes the following companies: ACNB Corp., Bryn Mawr Bank Corporation, Citizens & Northern Corporation, CNB Financial Corporation, Codorus Valley Bancorp, Inc., Community Banks, Inc., First West Chester Corporation, Franklin Financial Services Corp., Hanover Bancorp Inc., Juniata Valley Financial Corporation, Penseco Financial Services Corporation, PennRock Financial Services Corp., Pioneer American Holding Company and Sterling Financial Corp. These companies were selected based on the following criteria: total assets between $250 million and $900 million; market capitalization greater than $40 million; and headquarters located in Pennsylvania.

Director Fees

Each Director of the Bank, who is not an employee of the Bank, received a total retainer of $8,000 in 1998 as compensation for services as a Director and for attending meetings of the Board and committees of the Board. The retainer is paid on a quarterly basis at $2,000 per quarter.
































                               PROPOSAL 2

                   TO APPROVE AN AMENDMENT TO ARTICLE FIFTH
                  OF THE COMPANY'S ARTICLES OF INCORPORATION



      On February 24, 1999, the Board of Directors of the Company unanimously approved and adopted resolutions to amend Article Fifth of the Company's Articles of Incorporation to eliminate par value for the Company's common stock. Article Fifth of the Company's Articles of Incorporation, as proposed to be amended, and the resolutions approved and adopted by the Board of Directors are set forth below.

            NOW, THEREFORE, BE IT:

            RESOLVED, that, as permitted by the Pennsylvania Business Corporation Law of 1988, as amended, the Board of Directors hereby approves and adopts an amendment to Article FIFTH of the Company's Articles of Incorporation, as amended, to eliminate the concept of par value as it relates to the Company's common stock; and

            RESOLVED FURTHER, that Article FIFTH of the Company's Articles of Incorporation, as amended, shall read in its entirety as follows:

                  FIFTH: The total number of shares of stock that the Corporation shall have authority to issue shall be Fifteen Million (15,000,000) shares, without par value, all of the one class called common shares.

and;

            RESOLVED FURTHER, that this Board hereby recommends the approval of the foregoing amendment to the shareholders of the Company at the Company's Annual Meeting of Shareholders to be held on May 27, 1999; and

            RESOLVED FURTHER, that the proper officers of the Company be and they are hereby authorized, empowered and directed to submit the amendment to the Articles of Incorporation to the shareholders of the Company for their approval and adoption at the 1999 Annual Meeting of Shareholders; and

            RESOLVED FURTHER, that as soon as practicable after approval and adoption of the amendment by the shareholders, the proper officers of the Company be and they are hereby authorized, empowered and directed, for and on behalf of the Company, to execute, deliver and file an appropriate amendment to the Articles of Incorporation with the Commonwealth of Pennsylvania, Department of State, designating that said amendment shall be effective as of the filing date; and

            RESOLVED FURTHER, that the proper officers of the Company be and they are hereby authorized, empowered and directed, in the name of and on behalf of the Company, to take any and all other actions as may be desirable or appropriate in connection with the implementation of the foregoing Resolutions.

      The Board of Directors believes that it is in the best interests of the Company and its shareholders to amend the Articles of Incorporation to eliminate the outdated designation of a par value or a stated value with respect to the Company's common stock. The Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), at Section 1306(c), does not require that a corporation's authorized shares of common or preferred stock have a par value or a stated value. The Board believes that the concept of par value deprives the Company of required flexibility in connection with the issuance of additional shares of common stock for

proper corporate purposes, including stock splits and stock dividends, because generally accepted accounting principles require the Company to capitalize paid-in-capital (surplus) for the par value of shares to be issued in connection with a partial stock split or stock split, unless there is to be a corresponding change in the par value of the Company's common stock. This accounting requirement has the unwanted effect of reducing the level of capital surplus and possibly retained earnings available to the Company for cash dividends and other proper corporate purposes. The test for the legality of a dividend under the BCL is the same whether a corporation continues to have shares with a par value or not.

      The elimination of par value will give the Board of Directors more latitude and flexibility in regulating the affairs of the Company and will not adversely affect or diminish the total shareholders' equity in the Company, nor will the elimination of par value otherwise adversely change the rights and privileges of the Company's common stock.


Vote Required.

      Approval of the proposed amendment to Article FIFTH of the Company's Articles of Incorporation requires the affirmative vote of holders of a majority of all votes cast by all shareholders in person or by proxy and entitled to vote thereon at the Annual Meeting.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO ARTICLE FIFTH OF THE COMPANY'S ARTICLES OF INCORPORATION TO ELIMINATE PAR VALUE WITH REGARD TO THE COMPANY'S COMMON STOCK.

                               PROPOSAL 3

                       TO APPROVE THE COMPANY'S 1999
                  NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN



      On February 24, 1999, the Board of Directors of the Company unanimously approved and adopted, subject to shareholder approval, the 1999 Non-Employee Directors Stock Option Plan (the "Plan"). The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging non-employee directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of experienced and knowledgeable non-employee directors, and
(c) linking non-employee directors directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for awards in the form of non-statutory stock options ("NSOs" or "stock options") and by providing a mechanism for non-employee directors to receive all or a portion of the director's retainer payments and meeting fees, if any, in the form of NSOs.

      The following summary of the material terms of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit A to this Proxy Statement.


Administration and Amendment.

      The Plan will be administered by the full Board of Directors. The Board may delegate its duties with respect to the Plan to a committee of the Board of Directors composed of two or more "non-employee directors" as such term is defined by the Securities and Exchange Commission's Rule 16b-3. The Board (or such committee) shall be responsible for determining the type, number, vesting requirements and other features and conditions of the stock options to be granted under the Plan to the extent not specified
in the Plan as described below. The Board of Directors may at any time amend, suspend or terminate the Plan or any provision thereof. An amendment of the Plan by the Board of Directors shall be subject to approval by the shareholders of the Company only if and to the extent such approval is required by applicable laws, rules or regulations.


Performance Based Stock Options.

      This element of the Plan provides for annual grants of NSOs to all eligible non-employee directors which are linked to the financial performance of the Company as measured by return on equity ("ROE"). On March 1 of each calendar year commencing with the year 2000, each non-employee director then in office who has been in office since at least July 1 of the previous calendar year may receive NSOs covering a number of common shares to be determined by the Board of Directors based on the Company's ROE for the most recently completed calendar year. The Board shall establish a range of ROE performance targets and related number of NSOs to be awarded upon the achievement of the specified target. Performance targets and the number of NSOs to be awarded shall be subject to change from year to year in the discretion of the Board. The Board may also determine, in its discretion, not to grant performance based options in any particular year. All performance based stock options granted to a non-employee director under this section of the Plan shall be immediately exercisable and, unless otherwise determined by the Board, in its discretion from time to time, the exercise price shall be equal to 100% of the fair market value of the common share on the date of the grant. All stock options granted to a non-employee director under this element of the Plan will expire at the earlier of ten (10) years after the date of grant or sixty (60) months after the termination of such director's services as a director for any reason, subject to earlier termination as provided in the Plan.


Discretionary Grants.

      The Board may also from time to time during the existence of the Plan award stock options to non-employee directors on such terms and conditions as the Board establishes in its discretion, provided such terms and conditions are consistent with the Plan. Unless otherwise determined by the Board, in its discretion from time to time, the exercise price of stock options granted pursuant to this discretionary authority shall be 100% of the fair market value of a common share on the date of grant and the options may not have a term in excess of ten (10) years. The provisions of discretionary stock options with respect to exercisability, payment of the exercise price and termination may be different than the provisions for stock options awarded pursuant to other sections of the Plan.


Exchange of Director Fees for Stock Option Grants.

      Under this portion of the Plan, non-employee directors will be permitted to exchange cash director fees for stock options issued under the Plan. The number of stock options to be granted to non-employee directors in lieu of retainers and any meeting fees that would otherwise be paid in cash shall be calculated using the Black-Scholes Option Pricing Model or in such other manner as may be determined by the Board from time to time. These options shall be immediately exercisable and have a term of ten (10) years, subject to earlier termination if the director's service terminates as described above. Unless otherwise determined by the Board, in its discretion from time to time, the exercise price shall be equal to the fair market value of the Company's common stock on the date of grant, which is the date the retainer or other cash compensation


otherwise would be payable. At present, non-employee directors receive an annual retainer in the amount of $8,000 (paid quarterly in the amount of $2,000 per quarter) and do not receive any additional fees for attendance at meetings.


Shares Available for Issuance.

      The total number of shares of common stock reserved for issuance under the Plan is 150,000, subject to anti-dilution provisions. If any stock options granted under the Plan are forfeited or if stock options terminate for any other reason prior to exercise, then the underlying shares of common stock again become available for awards under the Plan.


 Eligibility.

      Only non-employee directors of the Company and any subsidiary of the Company designated by the Board shall be eligible to participate in the Plan. Only non-employee directors who have been in office since at least July 1 of the most recently completed calendar year are eligible to receive a performance based stock option grant. Subject to approval by the Board, non-employee directors who elect to convert their retainer payments in exchange for stock options must do so prior to the beginning of the period of service for which the retainer is to be paid.


Tax Consequences of Stock Options.

     There are no federal income tax consequences to the optionee or the Company upon a grant of a stock option with an exercise price equal to fair market value on the date of grant. Any grant of a stock option with an exercise price less than 100% of fair market value on the date of grant could result in income to the optionee upon such grant. Upon exercise of an NSO, the optionee normally will recognize taxable ordinary income equal to the excess of the fair market value of the common stock on the date of exercise over the option exercise price. Subject to the requirement of reasonableness and the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the common stock acquired upon exercise of an NSO, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such common stock plus any amount recognized as ordinary income upon exercise of the stock option. Such gain or loss will be long-term or short-term, depending on whether the stock was held for more than one year. The election of non-employee directors to receive stock options in lieu of cash compensation as described above would not result in taxable income to the director merely because of the election not to receive cash compensation so long as the election is made prior to the director's earning the compensation.

New Plan Benefits.

      The Board of Directors has full discretion to determine the number and amount of stock option awards to be granted to non-employee directors under the Plan. Accordingly, the actual number of awards to be granted to an individual is not determinable.

     The Plan is effective as of January 1, 1999, subject to approval by the shareholders. Unless earlier terminated by the Board, the Plan will terminate when no shares remain available under the Plan and the Company and Directors have no further rights and obligations under the Plan.



Vote Required.

      Adoption of the proposal to approve the Plan requires the affirmative vote of holders of a majority of all votes cast by all shareholders in person or by proxy and entitled to vote thereon at the Annual Meeting.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.


Transactions with Management and Others

During 1998, some of the Directors and Executive Officers of the Company and of the Bank, members of their immediately families, and some of the companies with which they are associated, had banking transactions with the Bank in the ordinary course of the Bank's business and additional transactions may be expected to take place in the future. These transactions were made on substantially the same terms, including interest rates, collateral requirements and repayment terms, as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features.


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC").
Officers and Directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, if any, and written representations, if any, that no additional reports were required, the Company believes that during the year ended December 31, 1998, its Officers and Directors complied with all applicable Section 16(a) filing requirements.

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

For the year ended December 31, 1998, the Company engaged Stambaugh - Ness, P.C. independent certified public accountants. The Company has instituted a policy of appointing its independent public accountants through action of its Board of Directors. Representatives of the Company's independent public accountants do not routinely attend the Company's Annual Meetings and are not expected to attend the 1999 Annual Meeting.

                           OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than stated in the meeting notice. If any other matters should properly come before the meeting; however, the enclosed proxy confers discretion of the persons named therein to act on such matters.

Upon written request of any shareholder, a copy of the Company's report on Form 10-K for its fiscal year ended December 31, 1998, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities and Exchange Act of 1934, as amended, may be obtained without charge from the Company's Secretary, John D. Blecher, P.O.
Box 2557, York, Pennsylvania 17405.


Shareholder Proposals for Next Annual Meeting

Any shareholder proposal for consideration at the Annual Meeting of Shareholders to be held in 2000 must be received by the Company at its principal offices, 30 South George Street, P.O. Box 2557, York, Pennsylvania, 17405, no later than Wednesday, December 22, 1999, in order for it to be included in the Company's proxy materials. Submission by certified mail-return receipt requested is recommended.



                         By Order of the Board of Directors

                         /s/John D. Blecher

                         John D. Blecher
                         Secretary


















































                            EXHIBIT "A"


                     DROVERS BANCSHARES CORPORATION

              1999 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN



                            ARTICLE 1

                           INTRODUCTION

      The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Non-Employee Directors to focus on critical long-range objectives,
(b) encouraging the attraction and retention of experienced and knowledgeable Non-Employee Directors and (c) linking Non-Employee Directors directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for awards in the form of non-statutory stock options and by providing a mechanism for Non-Employee Directors to receive all or a portion of the director's annual retainer payments and meeting fees in the form of Options. The Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania (except its choice-of-law provisions). Capitalized terms are defined in Article 12.

                            ARTICLE 2

                          ADMINISTRATION

      2.1 Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of either (a) the Board itself or (b) two or more disinterested directors of the Company who shall be appointed by the Board. If the Board does not appoint a separate committee to administer the Plan, then the Board shall be the Committee. A member of the Board shall be deemed to be "disinterested" for the purposes of service on a separate committee of the Board only if he or she satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors or other eligible directors, if any, administering plans intended to qualify for exemptions under Rule 16b-3 (or its successor) under the Exchange Act dependent on approval by non-employee or disinterested directors.

      2.2   Committee Responsibilities.    The Committee shall (a)
determine the type, number, vesting requirements and other features and conditions of Options to be granted under the Plan to the extent not specified in the Plan, (b) interpret the Plan and (c) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons. The Committee may delegate some or all of the ministerial functions in connection with the Plan to a committee of the Board or to a department or officers of the Company; provided that decisions concerning the grant of Options and the terms of Options may only be made by the Committee. No member of the Committee shall be liable for any good faith actions or omissions in connection with the Plan.






                            ARTICLE 3

                 SHARES AVAILABLE FOR GRANTS

      3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares for which Options may be awarded under the Plan shall not exceed 150,000. The limitation of this
Section 3.1 shall be subject to adjustment pursuant to Article 7.

      3.2   Additional Shares.  If Options are forfeited or if
Options terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Options under the Plan.

                            ARTICLE 4

                          ELIGIBILITY

      4.1   General Rules.  Only Non-Employee Directors of the
Company or a Designated Subsidiary shall be eligible for designation as Participants by the Committee. Non-Employee Directors shall receive no Options except as described in this Article 4.

      4.2   Performance Grants.

            (a) Unless the Committee, in its discretion, determines not to grant Options pursuant to this Section 4.2 for a particular year, on March 1 of each calendar year commencing with the year 2000, each Non-Employee Director then in office who has been in office since at least July 1 of the most recently completed calendar year shall receive an Option covering a number of Common Shares to be determined each year by the Board of Directors based on the Company's return on equity ("ROE") for the most recently completed calendar year. The Committee shall establish a range of ROE performance targets and related number of Option shares to be awarded pursuant to this Section 4.2 upon the achievement of the specified target. Performance targets and the number of Option shares to be awarded shall be subject to change by the Committee from time to time in the discretion of the Committee.

            (b) The number of shares determined pursuant to Subsection (a) of this Section 4.2 shall be subject to adjustment under Article 7. In the event that for any reason an ROE for a previous calendar year is not available as of March 1 for the succeeding year, the grant date shall be as soon as practicable thereafter as determined by the Committee.

            (c) All Options granted to a Non-Employee Director under this Section 4.2 shall be immediately exercisable.

            (d) Unless otherwise determined by the Committee, in its discretion from time to time, the Exercise Price under Options granted to a Non-Employee Director under this Section shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable as provided in
      Article 6.

            (e) All Options granted to a Non-Employee Director under this Section 4.2 shall terminate on the earliest of (i) the 10th anniversary of the date of grant, and (ii) the date 60 months after the termination of such Non-Employee Director's service as a director for any reason, subject to earlier termination as provided in Section 5.3 and 7.2.
            (f) Participants, who are Directors of both the Company and a Designated Subsidiary shall only be eligible for performance grants as a Director of the Company pursuant to this Section 4.2.

      4.3 Discretionary Grants. The Committee may also from time to time during the existence of the Plan award Options to Non-Employee Directors on such terms and conditions as the Committee establishes in its discretion, provided such terms and conditions shall be consistent with the Plan. Unless otherwise determined by the Committee, in its discretion from time to time, the Exercise Price under all Options granted pursuant to this Section 4.3 shall be 100% of the Fair Market Value of a Common Share on the date of grant. No Option granted pursuant to this Section 4.3 may have a term in excess of ten years. The provisions of discretionary Options granted pursuant to this Section 4.3 with respect to exercisability, payment of the Exercise Price and termination may be different than the provisions for Options awarded pursuant to
Section 4.2 of the Plan.

      4.4   Payment of Director's Fees in Options.

            (a) The provisions of this Section 4.4 shall be effective only if the Board has determined to implement such provisions and only so long as the Board has not suspended or terminated the provisions.

            (b) A Non-Employee Director may elect to receive Options in lieu of all or a portion of such Director's retainer payments and/or any meeting fees from the Company or a Designated Subsidiary. Such Options shall be issued under the Plan. An election under this Section 4.4 shall be filed with the Company on the form prescribed by the Company and in accordance with procedures established by the Company. The election may be amended or canceled by filing a new form with the Company in accordance with such procedures as may be established by the Company from time to time.

            (c) The number of Options (or Common Shares covered by an Option) to be granted to Non-Employee Directors in lieu of retainers and any meeting fees that would otherwise be paid in cash shall be calculated using the Black-Scholes Option Pricing Model or in such other manner determined by the Board from time to time. Only Options for a specified number of whole Common Shares shall be granted and rounding adjustments of any calculations shall be within the discretion of the Committee.

            (d) Options granted pursuant to this Section 4.4 shall have the terms specified in Subsections (c), (d) and (e) of
      Section 4.2 and shall be subject to adjustment under Article 7.















                            ARTICLE 5

                      STOCK OPTION AGREEMENT

      5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company, which Agreement shall incorporate by reference the terms of the Plan. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms approved by the Committee that are not inconsistent with the Plan. Subject to the terms of the Plan, the Stock Option Agreements and the terms thereof need not be identical. All Options shall be non-statutory options intended not to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.



      5.2 Number of Shares. Each Stock Option Agreement shall specify the number of whole Common Shares initially subject to the Option and shall provide for the adjustment of such number in accordance with Article 7.

      5.3 Exercisability and Term. Each Stock Option Agreement shall specify the Exercise Price and the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option consistent with the terms of the Plan. A Stock Option Agreement for a discretionary Option awarded pursuant to Section 4.3 may provide for accelerated exercisability in the event of the Optionee's death, disability or termination of service on the Board or on the board of directors of a Designated Subsidiary or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service on the Board or on the board of directors of a Designated Subsidiary.

       5.4 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

                            ARTICLE 6

                  EXERCISE AND PAYMENT FOR OPTION SHARES

      6.1 Procedure for Exercise. An Option may be exercised, in whole or in part, from time to time prior to its expiration or termination. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment of the Exercise Price for the Common Shares with respect to which the Option is exercised has been received by the Company in accordance with Section 6.2. The minimum number of Shares with respect to which an option may be exercised at any one time shall be one hundred (100) Shares, unless the number purchased is the total number at the time available for purchase under the Option. An Option may not be exercised for a fractional Share.





      6.2 Payment in Cash or Stock. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased or with Common Shares which have already been owned by the Optionee for more than six months, or by a combination of cash and previously owned Common Shares. The previously owned Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. Unless prohibited by the Committee, payment may also be made as provided in Section 6.3.

      6.3 Exercise/Sale. Unless prohibited by the Committee, payment of the Exercise Price may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any applicable withholding taxes; provided that the Company shall not be required to deliver certificates for the shares purchased upon exercise of an Option until it has received full payment, including payment of such sale proceeds.

      6.4   Discretionary Options.  With respect to discretionary
Options granted pursuant to Section 4.3, the Committee may also provide for payment to be made in any other form that is consistent with applicable laws, regulations and rules.


                            ARTICLE 7

                   PROTECTION AGAINST DILUTION

      7.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options available for future award under Article 3, (b) the number of Options to be granted to Non-Employee Directors under Articles 4, (c) the number of Common Shares covered by each outstanding Option and/or the Exercise Price under each outstanding Option. Except as provided in this Article 7, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

      7.2 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or association, or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.







                            ARTICLE 8

                        LIMITATION OF RIGHTS

      8.1 Retention Rights. Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries reserve the right to terminate the service of any employee, consultant or director at any time, with or without cause, subject to applicable laws and the applicable articles of incorporation and by-laws.

      8.2 Shareholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Common Shares covered by a Participant's Options prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Article 7.

      8.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Option prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing, and, in connection with the foregoing, to place such restrictive legends as it deems appropriate on the certificates for any Common Shares issued pursuant to the Plan.


                            ARTICLE 9

                      WITHHOLDING TAXES (IF ANY)

      9.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or a Participant's successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

      9.2 Share Withholding. The Committee may, in its discretion, permit a Participant to satisfy all or part of a Participant's withholding or income tax obligations, if any, by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to the Participant or by surrendering all or a portion of any Common Shares that the Participant previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

                            ARTICLE 10

                  ASSIGNMENT OR TRANSFER OF OPTIONS

An Option shall be transferable only as provided in the applicable Stock Option Agreement. Such Agreement may permit a transfer of the Option by beneficiary designation, will or intestate succession.


                            ARTICLE 11

                        FUTURE OF THE PLAN

      11.1 Term of the Plan. The Plan, as set forth herein, shall become effective on January 1, 1999, subject to shareholder approval of the Plan at the Company's 1999 Annual Meeting of Shareholders. The Plan shall remain in effect until it is terminated under Section 11.2.

      11.2 Amendment, Suspension or Termination. The Board may, at any time and for any reason, amend, suspend or terminate the Plan or any provision hereof. An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations or rules. No Options shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect any Option previously granted under the Plan.

                            ARTICLE 12

                            DEFINITIONS

      12.1 Affiliate means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

      12.2 Board means the Company's Board of Directors, as constituted from time to time.

      12.3 Code means the Internal Revenue Code of 1986, as amended.

      12.4 Committee means the Board itself or a committee of the Board designated to administer the Plan, as described in Article 2.

      12.5 Common Share means one share of the common stock of the Company.

      12.6  Company means Drovers Bancshares Corporation, a
Pennsylvania corporation.

      12.7 Designated Subsidiary means a Subsidiary that the Board has designated as a "Designated Subsidiary" for purposes of this Plan. The Board, in its discretion, may designate a Subsidiary as a Designated Subsidiary for purposes of grants pursuant to Sections 4.2, 4.3 and 4.4 or any one or more of such Sections.

      12.8 Exchange Act means the Securities Exchange Act of 1934, as amended.

      12.9  Exercise Price means the amount for which one Common
Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.












     12.10 Fair Market Value as of a specific date means the fair market value of a Common Share, determined by the Committee as follows:
            (a) If the Common Shares were traded over-the-counter on the date in question and were traded on the Nasdaq system or The Nasdaq National Market, then the Fair Market Value shall be equal to the closing price quoted for such date by the Nasdaq system or The Nasdaq National Market or, in the absence of reported trading in the Common Stock on such date, the mean between the lowest bid and highest asked price, each as reported for such date (or for the previous business day if the date is not a business day); or

            (b) If in the judgment of the Committee, the foregoing provision is not applicable or appropriate under the circumstances, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     12.11 Non-Employee Director for purposes of eligibility to participate in the Plan shall mean a member of the Board or a member of the board of directors of a Designated Subsidiary who is not a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

     12.12 Option means a non-statutory stock option granted under the Plan and entitling the holder to purchase a specified number of Common Shares.


     12.13 Optionee means an individual or estate who holds an Option.

     12.14 Parent means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.


     12.15 Participant means an individual or estate who holds an Option.

     12.16 Plan means this Drovers Bancshares Corporation 1999 Non-Employee Directors Stock Option Plan, as amended from time to time.

     12.17 Stock Option Agreement means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to an Option.


     12.18 Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.




                            EXHIBIT "B"



                     DROVERS BANCSHARES CORPORATION
               30 South George Street, York, Pennsylvania 17401

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints William H. Neff, Jr., and Timothy P. Ruth, and each or any of them, with power of substitution in each, as proxies to represent the undersigned at the annual meeting of Shareholders of Drovers Bancshares Corporation (the "Company") to be held at the Research and Administrative Services Center of The Drovers & Mechanics Bank, 915 Indian Rock Dam Road, York, Pennsylvania, 17403, on Thursday, May 27, at 2:00 P.M., and at any adjournments or postponements thereof, and to vote the same number of shares, and as fully as the undersigned would be entitled to vote, if then personally present, upon any matter which may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR
PROPOSALS 2, 3 AND 4.  THE UNDERSIGNED HEREBY REVOKES ANY PROXIES
HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

                        (continued on reverse side)






                           FOLD AND DETACH HERE































1. ELECTION OF DIRECTORS TO SERVE FOR A FOUR (4) YEAR TERM:

FOR all nominees              WITHHOLD          D. John Sparler, David C.
 listed (except as            AUTHORITY         McIntosh, Gary A. Stewart,
 marked to the                to vote for all   George W. Hodges
 contrary)                    nominees listed
                                                INSTRUCTIONS: TO WITHHOLD
                                                AUTHORITY TO VOTE FOR ANY
                                                INDIVIDUAL NOMINEE, WRITE
                                                NOMINEE'S NAME IN THE
                                                SPACE PROVIDED BELOW


 ________________________


2. TO APPROVE AN AMENDMENT TO ARTICLE FIFTH OF THE COMPANY'S ARTICLES OF INCORPORATION TO ELIMINATE PAR VALUE FOR THE COMPANY'S COMMON STOCK.

           FOR              AGAINST            ABSTAIN





3. TO APPROVE THE COMPANY'S 1999 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

           FOR              AGAINST            ABSTAIN




4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

           FOR              AGAINST           ABSTAIN




                                 Please sign exactly as name appears.
                             When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             (PLEASE MARK, DATE, SIGN AND RETURN THIS
                             PROXY IN THE ENCLOSED ENVELOPE)


Signature(s)___________ (Signature(s)_______________
      Date____________________, 1999


                              FOLD AND DETACH HERE



